UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-6365	41-0919654
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 West 78th Street - Suite 520, Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-1874

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2020, Apogee Enterprises, Inc. (the “Company”) entered into Amendment No. 2 to the Third Amended and Restated Credit Agreement by and among the Company, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and U.S. Bank National Association, as Syndication Agent and Issuing Lender (“Amendment No. 2”), pursuant to which the parties amended the Company’s existing Third Amended and Restated Credit Agreement, dated as of June 25, 2019 (as previously amended by Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of April 6, 2020) (as so amended, the “Existing Agreement”).

Amendment No. 2 provides for, among other things, the following amendments to the Existing Agreement, (i) the maturity date of the $150 million term loan facility was extended from April 5, 2021 to June 25, 2024, which is the same maturity date as the revolving credit facility under the Existing Agreement, (ii) the Applicable Margin (as defined in the Existing Agreement) for the term loan facility was increased by .25% at each leverage ratio level, (iii) the term loan facility LIBOR floor of 0.75% was reduced to 0.00%, (iv) the lenders’ security interest in the capital stock of foreign subsidiaries of the Company was released and the Collateral Agreement (as defined in the Existing Agreement) was terminated and (v) the mechanics of a transition away from LIBOR as a benchmark interest rate were revised to address the United Kingdom’s potential exit from the European Union.

Wells Fargo Bank, National Association and certain lenders that are parties to the Existing Agreement have provided, from time to time, and may continue to provide, commercial banking, transfer agent, financial and other services to the Company, including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.

The foregoing description of Amendment No. 2 is not complete and is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 of this Current Report on Form 8-K, on November 6, 2020, the Company entered into Amendment No. 2 to the Third Amended and Restated Credit Agreement. The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Third Amended and Restated Credit Agreement, as amended to date, includes a term loan facility in the amount of $150 million, a revolving credit facility in the amount of $235 million, and a letter of credit subfacility in the amount of $80 million.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Amendment No. 2 to Third Amended and Restated Credit Agreement dated as of November 6, 2020, by and among Apogee Enterprises, Inc., as the Borrower, the Lenders referred to therein, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and U.S. Bank National Association, as Syndication Agent and Issuing Lender.

104	Cover Page interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2020		APOGEE ENTERPRISES, INC.

	By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Vice President, General Counsel and Secretary